Silvaco Announces that The Ninth Circuit affirmed the dismissal of all claims against Silvaco brought by Aldini AG SANTA CLARA, Calif., December 19, 2024 - Silvaco Group, Inc. (Nasdaq: SVCO) ("Silvaco"), a provider of TCAD, EDA software and SIP solutions that enable semiconductor design and digital twin modeling through AI software and innovation, today announced that the U.S. Court of Appeals for the Ninth Circuit affirmed the U.S. District Court for the Northern District of California’s dismissal of all claims against Silvaco brought by Aldini AG. "We are pleased with the court's decision," said Babak Taheri, CEO of Silvaco. "This outcome validates our commitment to integrity. With this matter resolved, we can dedicate our full attention to what truly matters: empowering our customers and driving innovation in the industry." About Silvaco Silvaco is a provider of TCAD, EDA software and SIP solutions that enable semiconductor design and digital twin modeling through AI software and innovation. Silvaco’s solutions are used for semiconductor and photonics processes, devices and systems development across display, power devices, automotive, memory, high performance compute, foundries, photonics, internet of things and 5G/6G mobile markets for complex SoC design. Silvaco is headquartered in Santa Clara, California, and has a global presence with offices located in North America, Europe, Brazil, China, Japan, Korea, Singapore and Taiwan. For additional information, please visit https://silvaco.com/ ### Investor Relations: Greg McNiff investors@silvaco.com

Media Contact Tyler Weiland press@silvaco.com